Exhibit 99.1

InfuSystem Holdings, Inc.

31700 Research Park Drive
Madison Heights, Michigan 48071
248-291-1210

FOR IMMEDIATE RELEASE

August 5, 2013

CONTACT:	Rob Swadosh / Patrick Malone
The Dilenschneider Group
212-922-0900

INFUSYSTEM HOLDINGS, INC. ANNOUNCES

DATE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

MADISON HEIGHTS, MICHIGAN, August 5, 2013— InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, announced that it will hold its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) on August 29, 2013 at 9:00 a.m. Eastern Time at the Company’s Offices at 31700 Research Park Drive, Madison Heights, Michigan.

Shareholders of record of InfuSystem common stock at the close of business on July 12, 2013 are entitled to notice of, and to vote at, the meeting. Notice of the Annual Meeting and Proxy Statement was mailed to stockholders on August 2, 2013. The Definitive Proxy Statement and 2012 Annual Report (“Form 10-K”) are also available online at www.infusystem.com on the Investors page under the IR Calendar.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain matters discussed in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, or otherwise predicted, by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time-to-time in the Company’s publicly filed documents and in news releases and other communications. The Company disclaims any intention or duty to update any forward-looking statements made in this release.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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